UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2021

MINING GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53556	74-3249571
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

224 Datura St.

Suite 1015

West Palm Beach FL 33401

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: (561) 259-3009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 - OTHER EVENTS

The MNGG company was acquired via custodianship attached as exhibit through a Nevada State court.

Custodianship was granted on July 14, 2021.

Cash Next, a Canada entity, is the assigned custodian of Mining Global.

The company’s ex-management did a name change only through the state of Nevada without going through the proper channels as required by public companies. The ex-management changed the issuers name to American Rolling co f/k/a FUYA HOLDINGS GROUP INC  f/k/a Mining Global Inc.

The current management is rescinding all of these names and aliases with the State of Nevada .

The company new board members as per the Nevada court order appointed Mr. Tom Ilic as the interim CEO until the final court ruling grants Cash Next full custody.

The company intends to conduct a name change to better reflect its new business model.

The company has reinstated its transfer agent services with Pacific Stock transfer.

The company new web site is https://cashnext.com/

The company new Twitter acc handle is https://twitter.com/mngg_otc

The company is well funded to conduct future business without the need to seek loans or disturb the current share structure

The company is to re-domicile to Wyoming.

Email busniess@cashnext.com

Address: 2045 Lakeshore Blvd W Etobicoke Ontario M6K 3A7 Canada

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1        Appointing Custodian

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2021

By: /s/ Tom Ilic Name: Tom Ilic Title: Chief Executive Officer

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